Exhibit 10.3

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is made as of the 30th day of September 2020 by and between Better Choice Company Inc., a Delaware corporation (the “Company”), and the holder signatory hereto (the “Holder”).

WHEREAS, the Holder has previously acquired from the Company shares of the Company’s Series E Convertible Preferred Stock as set forth on Schedule I (the “Securities”).

WHEREAS, the Company has authorized a new series of convertible preferred stock designated as Series F Convertible Preferred Stock, $0.001 par value (the “Series F”), the terms of which are set forth in the Certificate of Designations for such series of Series F Preferred Stock (the “Certificate of Designations”) in the form attached hereto as Exhibit A.

WHEREAS, subject to the satisfaction of the conditions set forth herein, the Company and the Holder desire to enter into a transaction wherein the Company shall issue such aggregate number of shares of Series F described on Schedule I in exchange for each of the Securities as set forth on Schedule I.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Exchange. The closing of the Exchange (the “Closing”) will occur following the Company’s consummation of the Series F financing (or such later date as the parties hereto may agree) and the satisfaction or waiver of the conditions set forth herein (such date, the “Closing Date”). On the Closing Date, subject to the terms and conditions of this Agreement, each Holder shall, and the Company shall, pursuant to Section 3(a)(9) of the Securities Act of 1933 (the “Securities Act”), exchange the Securities for the Series F in accordance with the Certificate of Designations. At the Closing, the following transactions shall occur (such transactions in this Section 1, the “Exchange”):

1.1.          The Company shall issue the Series F to the Holder (or its designees). Promptly after the Closing Date, the Company shall deliver a certificate evidencing the Series F to the Holder. On the Closing Date, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Series F and shall have the right to convert the Series F, irrespective of the date the Company delivers the certificate evidencing the Series F to the Holder.

1.2.           Upon receipt of the Series F in accordance with Section 1.1, all of the Holder’s rights under the Securities shall be extinguished.

1.3.           The Company and the Holder shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

1.4.          If the Closing has not occurred on or prior to October 15, 2020, the Holder shall have the right, by delivery of written notice to the Company to terminate this Agreement (such date, the “Termination Date”). From the date hereof until the earlier of (x) the Closing Date (as defined below) and (y) the Termination Date, the Holder shall forbear from taking any actions with respect to the Securities not explicitly set forth herein, including, without limitation, conversions, exercises, redemptions, exchanges or delivery of written notice to the Company to require the conversion, exercise, redemption or exchange of any of the Securities.

1.5.          At or before the Closing, the Holder shall deliver or cause to be delivered to Meister Seelig & Fein LLP, as counsel to the Company, (i) the executed Agreement, (ii) certificate (if any) issued to Holder representing the Securities, and (iii) other items required to effectuate the Exchange.

2.            Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder that:

2.1.          Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect (as defined below) on its business or properties. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries, if any, individually or taken as a whole, or on the transactions contemplated hereby or on the Exchange or by the agreements and instruments to be entered into (or entered into) in connection herewith or therewith, or on the authority or ability of the Company to perform its obligations under this Agreement or the Exchange.

2.2.         Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the other documents and agreements incident to the Exchange and the performance of all obligations of the Company hereunder and thereunder, and the authorization of the Exchange and the issuance (and reservation for issuance) of the Series F and the shares of the Company’s common stock (the “Common Stock”) issuable upon conversion of the Series F have been taken on or prior to the date hereof. The Certificate of Designations has been validly filed with the Secretary of State of Delaware and, as of the date hereof and the Closing Date, remains in full force and effect.

2.3.          Valid Issuance of the Series F; Holding Period of Series F. The Series F shares when issued and delivered in accordance with the terms of this Agreement, for the consideration expressed herein, and the Common Stock when issued in accordance with the terms of the Certificate of Designations, for the consideration expressed therein, will be duly and validly issued, fully paid and non-assessable. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than 125% of the maximum number of shares of Common Stock issuable upon conversion of the Series F (assuming for purposes hereof that such Series F are convertible at the initial Conversion Price (as defined in the Certificate of Designations) and any such reservation shall not take into account any limitations on the conversion of the Series F set forth in the Certificate of Designations).  The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any appropriate legal opinions, necessary to issue unrestricted Common Stock pursuant to Section 3(a)(9) of the Securities Act and Rule 144 thereunder upon conversion of the Series F, such that the Common Stock will be freely tradable without restriction and not containing any restrictive legend without the need for any action by the Holder other than as required by Rule 144(i) and execution of the applicable representation letters.

2.4.          Exemption from Registration; Compliance With Laws. The offer and issuance of the Series F as contemplated by this Agreement is exempt from the registration requirements of the Securities Act. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption(s). The Company has not violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a Material Adverse Effect, and the Company has not received written notice of any such violation.

2.5.          Consents; Waivers. No consent, waiver, approval or authority of any nature, or other formal action, by any Person, not already obtained, is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions provided for herein and therein. As used in this Agreement, “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

2.6.          Acknowledgment Regarding Holder’s Exchange of Securities for Series F Shares. The Company acknowledges and agrees that each Holder is acting solely in the capacity of an arm’s length security holder with respect to this Agreement and the Exchange and the transactions contemplated hereby and thereby and that each Holder is not (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144 promulgated under the Securities Act), or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended). The Company further acknowledges that each Holder is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Exchange and the transactions contemplated hereby and thereby, and any advice given by the Holder or any of its representatives or agents in connection with the Exchange and the transactions contemplated hereby and thereby is merely incidental to the Holder’s acceptance of the Series F. The Company further represents to the Holder that the Company’s decision to enter into the Exchange has been based solely on the independent evaluation by the Company and its representatives.

2.7.          Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Common Stock, the Securities or any of the Company’s officers or directors in their capacities as such which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

2.8.          Validity; Enforcement; No Conflicts. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Company and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which it is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Company, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

2.9.          Disclosure. The Company confirms that neither it nor any other person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

2.10.         No Commission Paid. Neither the Company nor any of its Affiliates nor any person acting on behalf of or for the benefit of any of the foregoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder) for soliciting the Exchange.

3.            Representations and Warranties of the Holder. The Holder hereby represents, warrants and covenants that:

3.1.           Authorization. The Holder has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

3.2.           Accredited Investor Status; Investment Experience. The Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D. The Holder can bear the economic risk of its ownership of the Series F, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the Exchange and the terms of the Series F.

3.3.         No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Series F or the fairness or suitability of an investment in the Series F nor have such authorities passed upon or endorsed the merits of the offering of the Series F.

3.4.          Validity; Enforcement; No Conflicts. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

3.5.          Ownership of Securities. The Holder owns and holds, beneficially and of record, the entire right, title, and interest in and to the Securities free and clear of all rights and liens (other than pledges or security interests (x) arising by operation of applicable securities laws and (y) that the Holder may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker). The Holder has full power and authority to transfer and dispose of the Securities to the Company free and clear of any right or lien. Other than the transactions contemplated by this Agreement, there is no outstanding, plan, pending proposal, or other right of any Person to acquire all or any part of the Securities or any shares of Common Stock issuable upon conversion of the Securities.

4.            Conditions to Closing.

4.1.           Conditions to Holder’s Obligations.  The obligation of the Holder to consummate the Exchange is subject to the fulfillment, to the Holder’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

  4.1.1.          Representations and Warranties.  The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as if made on and as of such date.

  4.1.2.         Issuance of Securities; Filing of Certificate of Designations.  At the Closing, the Company shall issue a certificate evidencing the Series F, registered in the name of the Holder and evidence of the filing and acceptance of the Certificate of Designation from the Secretary of State of Delaware.

  4.1.3.          No Actions.  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

  4.1.4.           Proceedings and Documents.  All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Holder, and the Holder shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

  4.1.5.            Consents.  The Company shall have obtained all required consents and approvals required to effect the transaction hereunder.

4.2.          Conditions to the Company’s Obligations.  The obligation of the Company to consummate the Exchange is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

  4.2.1.            Representations and Warranties.  The representations and warranties of the Holder contained in this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as if made on and as of such date.

  4.2.2.          No Actions.  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

  4.2.3.           Proceedings and Documents.  All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

5.            Additional Covenants

5.1.          Disclosure. The Company shall, on or before 8:30 a.m., New York time, on the first business day after the Closing, file with the Commission a Current Report on Form 8-K disclosing all material terms of the transactions contemplated hereby and attaching the form of this Agreement and the Certificate of Designations as exhibits thereto (collectively with all exhibits attached thereto, the “8-K Filing”). From and after the issuance of the 8-K Filing, the Holder shall not be in possession of any material, nonpublic information received from the Company or any of its subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause its officers, directors, employees, affiliates and agents, not to, provide the Holder with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing without the express written consent of the Holder. To the extent that the Company delivers any material, non-public information to the Holder without the Holder’s express prior written consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its subsidiaries or any of their respective officers, directors, employees, affiliates or agent with respect to, or a duty to the Company, any of its subsidiaries or any of their respective officers, directors, employees, affiliates or agent or not to trade on the basis of, such material, non-public information. The Company shall not disclose the name of the Holder in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

5.2.          Holding Period. For the purposes of Rule 144 of the Securities Act, the Company acknowledges that (i) the holding period of the Securities may be tacked onto the holding period of the Series F as long as no payment is made in connection with any conversion of the Series F for shares of Common Stock, and (ii) the holding period of the Series F may be tacked onto the holding period of the Common Stock, and the Company agrees not to take a position contrary to this Section 4.2.

5.3.           Blue Sky. The Company shall make all filings and reports relating to the Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

5.4.         Fees and Expenses. Each party to this Agreement shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

6.            Miscellaneous

6.1.          Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2.           Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

6.3.          Notices. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar overnight next business day delivery, or by email followed by overnight next business day delivery, to the address as provided for on the signature page to this agreement.

6.4.           Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

6.5.           Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

6.6.           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.7.           Survival. The representations, warranties and covenants of the Company and the Holder contained herein shall survive the Closing and delivery of the Series F.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

BETTER CHOICE COMPANY INC.

By:	/s/ Werner von Pein
Name:	Werner von Pein
Title:	Chief Executive Officer

Name of Holder:	CAVALRY FUND LP

By:	/s/ Thomas Walsh

Name:	Thomas Walsh

Title:	Manager

Schedule I

Type of Securities	Number of Securities	Number of Series F upon Exchange
Series E Convertible Preferred Stock	1,387,377.64 Shares	3,500

Exhibit A

Certificate of Designations of Series F Convertible Preferred Stock